Exhibit 10.5

Execution Version

SHARE ESCROW AGREEMENT

This SHARE ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January 13, 2021, by and among Crescent Acquisition Corp, a Delaware corporation (“Parent”), CFI Sponsor LLC, a Delaware limited liability company (“Sponsor”), Kathleen S. Briscoe, John J. Gauthier and Jason D. Turner (Jason D. Turner, together with Kathleen S. Briscoe and John J. Gauthier, the “Directors”). Each of the Parent, Sponsor and the Directors shall individually be referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

A.    Parent, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, LiveVox Holdings, Inc., a Delaware corporation (the “Company”) and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholder thereunder, are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

B.    Sponsor and the Directors are entering into this Agreement in order to induce the Company to enter into the Merger Agreement and cause the Transactions to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     Escrow Shares.

(a)    Immediately following and contingent upon the occurrence of the Closing, Sponsor shall place 2,687,500 shares of Parent Class A Stock converted from Parent Class F Stock (the “Sponsor Escrow Shares”), Kathleen S. Briscoe shall place 18,750 shares of Parent Class A Stock converted from Parent Class F Stock (the “Briscoe Escrow Shares”), John J. Gauthier shall place 18,750 shares of Parent Class A Stock converted from Parent Class F Stock (the “Gauthier Escrow Shares”) and Jason D. Turner shall place 18,750 shares of Parent Class A Stock converted from Parent Class F Stock (the “Turner Escrow Shares” and, together with the Sponsor Escrow Shares, Briscoe Escrow Shares and the Gauthier Escrow Shares, the “Escrow Shares”) into the Earn Out Escrow Account. The Parties agree that (i) Sponsor shall be treated as the owner of the unreleased Sponsor Escrow Shares for income Tax purposes until such Sponsor Escrow Shares are forfeited, (ii) Kathleen S. Briscoe shall be treated as the owner of the unreleased Briscoe Escrow Shares for income Tax purposes until such Briscoe Escrow Shares are forfeited, (iii) John J. Gauthier shall be treated as the owner of the unreleased Gauthier Escrow Shares for income Tax purposes until such Gauthier Escrow Shares are forfeited and (iv) Jason D. Turner shall be treated as the owner of the unreleased Turner Escrow Shares for income Tax purposes until such Turner Escrow Shares are forfeited, and, in each case, the Parties shall file all tax returns consistent with such treatment.

(b)    Promptly upon the occurrence of any Escrow Triggering Event, or as soon as practicable after Parent becomes aware of the occurrence of such Escrow Triggering Event or receives written notice of an Escrow Triggering Event from Sponsor or the Directors, Parent shall prepare and deliver, or cause to be prepared and delivered, a written notice to the Earn Out Escrow Agent and to Sponsor and the Directors (an “Escrow Release Notice”), which Escrow Release Notice shall set forth in reasonable detail the Escrow Triggering Event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Escrow Shares to be released and the identity of the person(s) to whom they should be released).

(c)    Neither Sponsor nor the Directors shall, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Sponsor Escrow Shares, the Briscoe Escrow Shares, the Gauthier Escrow Shares or the Turner Escrow Shares, respectively, until the date on which an Escrow Triggering Event (as defined below) has occurred and such shares have been released to Sponsor or the Directors, as applicable. Notwithstanding the foregoing, Sponsor and the Directors acknowledge that the Sponsor Escrow Shares, the Briscoe Escrow Shares, the Gauthier Escrow Shares and the Turner Escrow Shares are subject to additional restrictions with respect to the sale, transfer or disposition of such interests as set forth in the A&R Registration Rights Agreement.

(d)    Any Escrow Shares not eligible to be released from the Earn Out Escrow Account in accordance with the terms of this Agreement on or before the seventh (7th) anniversary of the Closing Date shall immediately thereafter be forfeited to Parent and canceled and Sponsor, or the Directors, as applicable, shall not have any rights with respect thereto.

2.    Release of Escrow Shares. The Escrow Shares shall be released and delivered as follows (each, a “Escrow Triggering Event”):

(a)    725,000 Sponsor Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of Sponsor as set forth in the Escrow Release Notice, 18,750 Briscoe Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of Kathleen S. Briscoe as set forth in the Escrow Release Notice, 18,750 Gauthier Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of John J. Gauthier as set forth in the Escrow Release Notice and 18,750 Turner Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of Jason D. Turner as set forth in the Escrow Release Notice from the Earn Out Escrow Account upon receipt of the applicable Escrow Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange;

(b)    781,250 Sponsor Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of Sponsor as set forth in the Escrow Release Notice from the Earn Out Escrow Account upon receipt of the applicable Escrow Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange; and

(c)    the remaining 1,181,250 Sponsor Escrow Shares (and any applicable stock powers) will be released and distributed to or on behalf of Sponsor as set forth in the Escrow Release Notice from the Earn Out Escrow Account upon receipt of the applicable Escrow Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange.

(d)    Notwithstanding anything to the contrary herein, in the event that any of the Earn Out Shares are released from the Earn Out Escrow Account and distributed to the Company Stockholder for any reason, then a corresponding percentage of then outstanding Sponsor Escrow Shares, the Briscoe Escrow Shares, the Gauthier Escrow Shares and the Turner Escrow Shares shall be simultaneously released from the Earn Out Escrow Account and distributed to Sponsor and each of the Directors, respectively, and the number of shares of Parent Class A Stock eligible to be released from the Earn Out Escrow Account pursuant to Section 2 shall be reduced to reflect such distribution.

3.    Equitable Adjustments. The Volume Weighted Average Share Price targets set forth in Section 2 and the number of shares of Parent Class A Stock to be released from the Earn Out Escrow Account pursuant to Section 2 shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Parent Class A Stock after the date of this Agreement.

4.    Acceleration Event. If, on or before the seventh (7th) anniversary of the Closing Date, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Volume Weighted Average Share Price required in connection with any Escrow Triggering Event, then immediately prior to the consummation of such Change of Control: (a) any such Escrow Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall cause the Earn Out Escrow Agent to release the applicable Escrow Shares to or on behalf of Sponsor and the Directors, respectively, and Sponsor and the Directors shall be eligible to participate in such Change of Control.

5.    Rights in Escrow Shares.

(a)    Effective as of the Closing, (i) Sponsor shall have the right to vote the unreleased Sponsor Escrow Shares until such Sponsor Escrow Shares are forfeited as if Sponsor was the owner of record such Sponsor Escrow Shares, (ii) Kathleen S. Briscoe shall have the right to vote the unreleased Briscoe Escrow Shares until such Briscoe Escrow Shares are forfeited as if Kathleen S. Briscoe was the owner of record such Briscoe Escrow Shares, (iii) John J. Gauthier shall have the right to vote the unreleased Gauthier Escrow Shares until such Gauthier Escrow Shares are forfeited as if John J. Gauthier was the owner of record such Gauthier Escrow Shares, and (iv) Jason D. Turner shall have the right to vote the unreleased Turner Escrow Shares until such Turner Escrow Shares are forfeited as if Jason D. Turner was the owner of record such Turner Escrow Shares.

(b)    Until Escrow Shares have been released or been forfeited hereunder, an amount equal to any dividends or distributions that would have been payable to a Party with respect to its Escrow Shares if the Escrow Shares had been released prior to the record date for such dividends or distributions shall be delivered by Parent to the Earn Out Escrow Agent for the benefit of such Party with respect to the Escrow Shares (the “Withheld Amount”). If any securities of Parent or any other Person are included in the Withheld Amount, then any dividends or distributions in respect of or in exchange for any of such securities in the Withheld Amount, whether by way of stock splits or otherwise, shall be delivered to the Earn Out Escrow Agent and included in the “Withheld Amount”, and will be released to Sponsor or the Directors, as applicable, upon the release of the corresponding securities. If and when the Escrow Shares are released in accordance with Section 2, the Earn Out Escrow Agent shall release to Sponsor or the Directors, as applicable, the aggregate amount of the Withheld Amount attributable to such Party’s Escrow Shares that have been released and, if applicable, shall continue to withhold any remaining Withheld Amount that is attributable to such Party’s Escrow Shares that have not yet been released until such Escrow Shares are released, in which case such remaining Withheld Amount shall be released to Sponsor or the Directors, as applicable, with respect to such Party’s Escrow Shares. If all or any portion of the Escrow Shares are forfeited to Parent in accordance with Section 1, then the portion of the Withheld Amount attributable to the portion of the Escrow Shares that have been forfeited to Parent shall be automatically forfeited to Parent without consideration and with no further action required of any person.

6.    Representations and Warranties. Sponsor and each of the Directors, severally and not jointly, represents and warrants to Parent as follows:

(a)    To the extent each party is an entity, such Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is not in violation of any of the provisions of its Governing Documents.

(b)    Such Party’s Escrow Shares (i) are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (ii) are owned by such Party, free and clear of all Liens (other than Liens created under Parent’s Governing Documents, the A&R Registration Rights Agreement, or under applicable securities Legal Requirements).

(c)    Such Party has the requisite power and authority to: (a) execute, deliver and perform this Agreement; and (b) carry out its obligations hereunder. The execution and delivery by such Party of this Agreement, and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party, and no other proceedings on the part of such Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal and binding obligations of such Party, enforceable against such Party in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(d)    Neither the execution, delivery nor performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby shall: (i) conflict with or violate such Party’s Governing Documents; (ii) conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of such Party or any of its Subsidiaries pursuant to, any Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Party.

(e)    The execution and delivery by such Party of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to such Party or reasonably be expected to prevent or materially delay or materially impair the consummation of the transactions contemplated by this Agreement or the ability of such Party to perform its obligations under this Agreement.

7.    Miscellaneous.

(a)    Further Assurances. From time to time and without additional consideration, each party hereto shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall take such further actions, as any party hereto may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) on the date delivered, if delivered by email of a pdf document; or (iv) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Sponsor (or, prior to the Closing, to Parent), to:

CFI Sponsor LLC

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention:        George Hawley

Email:              george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention:        Michael J. Mies

Email:              michael.mies@skadden.com

if to Parent following the Closing, to:

LiveVox, Inc.

450 Sansome Street, 9th Floor

San Francisco CA 94111

Attention:         Mark Mallah

E-mail:              MMallah@livevox.com

and to:

Golden Gate Private Equity, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:        Stephen D. Oetgen and Rishi Chandna

E-mail:              rchandna@goldengatecap.com

                          soetgen@goldengatecap.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention:         Jeremy M. Veit, P.C.; James W. Beach

E-mail:             jeremy.veit@kirkland.com

                          james.beach@kirkland.com

if to the Directors:

c/o CFI Sponsor LLC

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention:        George Hawley

Email:              george.hawley@crescentcap.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c)    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(d)    Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

(e)    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

(f)    Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 7(g), without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(g)    Governing Law. This Agreement, and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(h)    Consent to Jurisdiction; Waiver of Jury Trial.

(i)    Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (A) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (B) such Legal Proceeding may not be brought or is not maintainable in such court; (C) such Person’s property is exempt or immune from execution; (D) such Legal Proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7(b). Notwithstanding the foregoing, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(ii)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(i)    Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties hereto of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence.

(j)    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(k)    No Presumption Against Drafting Party. Each party hereto waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l)    Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPONSOR

CFI SPONSOR LLC

By:	/s/ Robert D. Beyer
	Name:	Robert D. Beyer
	Title:	Member

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KATHLEEN S. BRISCOE

By:	/s/ Kathleen S. Briscoe

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

JOHN J. GAUTHIER

By:	/s/ John J. Gauthier

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

JASON D. TURNER

By:	/s/ Jason D. Turner

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
	Name:	Christopher G. Wright
	Title:	President